REGISTRATION NO.  333-46326

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
         PRE-EFFECTIVE AMENDMENT NUMBER ONE TO FORM SB-2
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                   HARLEQUIN INVESTMENTS, INC.
      (Exact name of small business issuer in its charter)

Colorado                          5499                98-0219220
(State or other jurisdiction of  (Primary standard (I.R.S. Employer
incorporation or organization)   industrial code)  Identification Number)

                   HARLEQUIN INVESTMENTS, INC.
                      404 Scott Point Drive
      Salt Spring Island, British Columbia V8K 2R2, CANADA
                         (250) 537-5732
  (Address and telephone number of principal executive offices)

Agent for Service:                         With a Copy to:
Inge L. E. Kerster, President    Christopher J. Moran, Attorney at Law
Harlequin Investments, Inc.        4625 Clary Lakes Drive               .
404 Scott Point Drive              Roswell,Georgia  30075
Salt Spring Island, BC V8K 2R2,
CANADA                              (770) 518-0025
(250) 537-5732                      Fax:  (770) 518-9640

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this
                     Registration Statement.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]









                 CALCULATION OF REGISTRATION FEE


                          Proposed     Proposed
             Amount       Maximum      Maximum       Amount of
Title of     to be        Offering     Aggregate     Registration
each Class   Registered   Price        Offering      Fee
of                        per unit     price
Securities
to be
registered

Class A
Common Stock 2500000      $.01           $25,000      $ 7.00

_________________________________________________________________

The registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.


              SUBJECT TO COMPLETION [January 9, 2001]
                           PROSPECTUS

                                         *****,2000

                   HARLEQUIN INVESTMENTS, INC.

                      404 Scott Point Drive
              Salt Spring Island, BC V8K 2R2 CANADA
                         (250) 537-5732

                2,500,000 Shares of Common Stock

This is the initial public offering of common stock of Harlequin Investments, Inc. and no public market currently exists for shares of our common stock. The initial public offering price is $0.01 per share of common stock and was arbitrarily determined. These securities will be sold by our President, Inge L.E. Kerster, who will not receive any commission or other remuneration for such sales, for a period of thirty (30) days from the date of this prospectus.

This offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.

We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         This investment involves a high degree of risk.
             See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
                        TABLE OF CONTENTS

PROSPECTUS
SUMMARY...................................................    1

RISK
FACTORS...................................................    1

USE OF
PROCEEDS.................................................    13

DETERMINATION OF OFFERING
PRICE..........................................,.........    13

PLAN OF
DISTRIBUTION.............................................    13

LEGAL
PROCEEDINGS..............................................    14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS..................................................    15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT.................................................  15

DESCRIPTION OF
SECURITIES................................................   16

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES................................................. 17

DESCRIPTION OF
BUSINESS..................................................   17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
OPERATION..................................................  23

DESCRIPTION OF
PROPERTY..................................................   26

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS..............................................   27

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS...................................................   27

EXECUTIVE
COMPENSATION..............................................   27

FINANCIAL
STATEMENTS................................................   28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL
DISCLOSURE................................................   43
SUMMARY

Harlequin Investments, Inc. (Harlequin) is a corporation formed under the laws of the State of Colorado, whose principal executive offices are located in Salt Spring Island, British Columbia, Canada.

We expect to use the net proceeds from this offering for organizational purposes and to determine the feasibility of buying, selling and brokering sports antiques and collectibles via the Internet. Should the plan prove to be feasible, we intend to market sports antiques, collectibles and memorabilia on a business to business, business to individual and individual-to-individual basis. We have an established website name, www.thesportscollections.com and if our business plan proves to be feasible we will proceed to build the website, develop a further business plan and change the name of Harlequin Investments, Inc. to thesportscollections.com.

The proposed business activities described herein could classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as we have successfully implemented our business plan described herein.

Name, Address, and Telephone Number of Registrant

Harlequin Investments, Inc.
404 Scott Point Drive
Salt Spring Island, British Columbia V8K 2R2, CANADA
(250)  537-5732
(250)  538-0036 Fax

The Offering

Price per share Offered...............................$0.01
Common Stock Offered by Harlequin Investments, Inc.   2500000 shares
Common Stock Outstanding Prior to Offering............210,000 shares
Common Stock Outstanding After Offering*..............2710000 shares

* Assumes sale of all shares offered

Risk Factors

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.


Risks Related to the Business of Harlequin Investments, Inc.

Our success depends on a number of things that should be considered by prospective investors. Harlequin Investments, Inc. is a new company and we have no history of earnings or profit and there is no assurance that it will operate profitably in the future. We cannot assure you that we will provide a return on investment in the future.

Harlequin Investments, Inc. is in our earliest stages of development and may never become profitable.

We are in the earliest stages of development and could fail before implementing our business plan. Harlequin must be regarded as a "start up" venture that will incur losses for the foreseeable future. We have no operating history or revenues from operations, and face unforeseen costs, expenses, problems and difficulties that could easily prevent us from ever becoming profitable.

Harlequin has had no operating revenue to date and may not become profitable.

Harlequin has had no operating history nor any revenues or earnings from operations. Harlequin has no significant assets or financial resources. Harlequin will, in all likelihood, sustain operating expenses without corresponding revenues, at least until our business plan is fully operational. This may result in our incurring a net operating loss which will increase continuously at least until our business plan becomes fully operational.

We are at a competitive disadvantage because we lack any market research or marketing organization.

Harlequin has neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions contemplated by Harlequin. Moreover, Harlequin does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for our potential product, there is no assurance Harlequin will be successful in obtaining the necessary funding to become fully operational.

We may not be able to sale enough shares to follow through with our business plan.

The 2,500,000 common shares are to be offered directly by our President, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether we will be able to sell any shares. In any event: the $25,000 to be raised in this offering will be insufficient to do anything more than conduct a feasibility study and pay the expenses of this offering and we have no commitments for future financing.




Harlequin's offering price is arbitrary and the value of our securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. This price has been arbitrarily determined by our sole officer and director. There can be no assurance that, even if a public trading market develops for Harlequin's securities, the shares will attain market values commensurate with the offering price.

Harlequin shares are to be offered based on a direct participation offering basis.

The shares are offered by Harlequin on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. We cannot and do not make any statement guaranteeing that shares will be sold. No provisions have been made to deposit in escrow the funds received from the purchase of shares sold by us. Accordingly, the proceeds we raise, if any, may be insufficient to pay our offering expenses and conduct our feasibility study.

Harlequin's shares may never actually be traded and therefore purchasers may never be able to resale.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop. Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions in the retail, electronic commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Shares sold in the future may have to comply with Rule 144.

All of the 2,500,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Harlequin (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.



Competition may severely affect our growth and financial stability.

If our study results in a positive recommendation and we are able to raise the additional capital required to implement our full business plan, we will still face a very stiff competition. The electronic commerce industry is new, ever changing and very competitive. Harlequin Investments, Inc. expects competition to intensify in the future. If we fail to attract and retain a large customer base and our competitors establish a larger and better market position it could result in a decline in revenue, if any, and of market share, if any. It is easy to get into business on the Internet and new competitors can launch sites at a relatively low cost. In addition, the Internet market for antiques and collectibles is very competitive and no clear leader has been established. We will compete with a variety of other companies, including traditional retail antique and collectibles stores and the online retail websites of some traditional retailers.

Dealers may not want to pay for our services as brokers and as a clearing house for sales to other dealers.

If we do find it feasible to start our business we will be dependent on attracting retail buyers who are looking for a specific item or items and locating that item or items from dealers and individuals all over the world. We will charge a commission to the dealer. The dealers may not want to pay us a commission. If this happens, a large part of our business plan would be non-operable resulting in a loss of sales, if any, and a negative affect on our stock..

Conflicts of Interest May Arise Between Companies Owned by the Sole Officer and Director.

Inge L. E. Kerster, the majority shareholder and sole officer and director of Harlequin Investments, Inc., is also the majority shareholder and sole
officer and director of Xiang, Inc. and Belfleur Inc.   Both of these
companies plan to investigate the feasibility of developing Anitquecarcollections.com and antiquescollections.com, respectively. It is possible that Ms. Kerster could devote more time and resources to any of the three companies that is more likely to succeed.

Dependence on Key Personnel May Affect and/or Cause Harm to the Company.

Our future performance will be substantially dependent on the services of
senior management and other key personnel.   The loss of the services of
any of our executives or other key employees, if and when we have them, could harm our business. Our new business, should we decide it to be feasible, will be dependent on attracting and retaining key employees. Such personnel are in great demand by other online companies. We could well find ourselves not only competing in the market place but also for quality, reliable employees.

Dependence on One Individual Who Will Not Devote Her Full Time and Attention to Harlequin Investments, Inc.'s Affairs Could Result in Delays or Business Failure.

Inge Kerster is serving as our sole officer and director. Loss of her services may hamper our ability to implement the business plan, and could cause our stock to become worthless. We will be heavily dependent upon Ms. Kerster's entrepreneurial skills and experience to implement our business plan. Her inability to devote full time and attention to the affairs of Harlequin Investments, Inc. could result in delay(s) in getting into business, if we find the plan is feasible.

Harlequin does not have an employment agreement with Ms. Kerster and there is no assurance that she will continue to manage our affairs in the future. We could lose the services of Ms. Kerster, or she could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our business and could cause the price of the stock to be worthless. The services of Ms. Kerster would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of the business decisions of Harlequin, they should carefully and critically assess Ms. Kerster's background.

Dependence on One Individual Who Has No Experience in the Marketing and Brokering of Antiques and Collectibles Could Result in Delays or Business Failure.

Ms. Kerster has no experience in the sports collectibles and memorabilia business on or off the Internet. Ms. Kerster is not an antique or collectibles dealer by trade. We will likely need to rely on others who understand that business. Because of this lack of experience Harlequin may overestimate the marketability of the products and may underestimate the costs and difficulties of selling or brokering the products. These difficulties could prevent us from accurately determining the feasibility of the business plan, limiting our profitability, if any, and decreasing the value of our stock.

Dependence on Internet and computer technology may lead to interruptions or delays in service to our customers.

The Internet is subject to rapidly changing technology, industry standards, users' needs and frequent new service introductions. Our future success, if any, will depend on our use of leading technologies to provide seamless access for our customers to our website. There can be no assurance that Harlequin will be successful in adjusting to new technologies, developing new services or improving existing services.

Our success will also depend on growth and expansion of the Internet to expose our products and services to more and more potential clients. The Internet may not be able to support the demands placed on it by continued growth. The growth in volume of Internet traffic could cause shortages in Internet addresses and overworked search engines. Such problems could have negative affects on our operations and business.

The Company's website operations may be exposed to computer viruses, hacking or similar disruptive problems caused by users, other Internet sites, interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service.

The Internet may not prove to be a viable long-term commercial marketplace for a number of reasons. These could include inadequate or delayed development of technology and performance improvements. The success of Harlequin will depend, in large part, upon third parties maintaining the facilities to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

Dependence on use of the Internet for commerce.

The business of selling goods over the Internet, particularly through personal trading, is new and constantly changing. Our future revenues and profits, if any, will be dependent upon the widespread acceptance of the Internet and online services as a way of shopping by consumers and a way to locate needed inventory by dealers. Rapid growth in the use of and interest in the Internet and online services is very recent. This acceptance and use may not continue. Even if the Internet is accepted concerns about fraud, privacy and other problems may mean that a large enough base of consumers will not adopt the Internet as a way to buy or sell. In particular, our website will require users to make publicly available their e-mail addresses and other personal information that some people will not be willing to provide.

These concerns may increase as additional publicity over privacy issues on the Internet increases. Market acceptance for our products and services over the Internet is very uncertain. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the sports collectibles and memorabilia market could be less than the online market for other products. Our rate of revenue growth and prospects for profitability could therefore be less than that of other online merchants.

Our revenues, if any, will be dependent on our ability to manage growth.

In our feasibility study we must develop a plan or strategy to manage potential growth. If we decide to go ahead with our business plan we could well experience a period of heavy expansion in all areas of our business. We need to have a plan to handle this potential growth in our customer base and market. This expansion will place a significant strain on our management, operational and financial resources. The areas that are put under severe strain by our rate of growth would include the following:

     The Website. We must constantly add new hardware, update software and add new engineering expertise to handle the increased use of our website. This may reduce our margins, if any. If we are unable to increase the capacity of our systems at the pace of the demand for this capacity, our website may become unstable and may cease to operate until the problem is dealt with. We may experience downtime that could harm our business and anger users of our website and reduce future revenues, if any.

     Customer Support. We must expand our customer support operations to accommodate the increased number of users and transactions. If we are unable to hire and successfully train sufficient employees or contractors in this area, users of our website may have negative experiences and current and future revenues could suffer.

     Customer Accounts. Our revenues are dependent on prompt and accurate payment processes. If we are unable to enlarge our processing abilities to accommodate the increasing number of transactions, our ability to collect revenue will be harmed.

Inability to expand the company's systems may limit growth.

Another crucial answer that we will be looking for in the feasibility study is what sort of volume is necessary to:
     pay all projected expenses and arrive at a "break-even" point;

     Create enough profit in order to provide a acceptable return on the stockholders' investment.

At this point, without confirmation by the study, it seems likely that we will have to generate a high volume of traffic and transactions. The satisfactory performance, reliability and availability of our website and processing systems will be critical to our ability to attract and retain large numbers of users. Our revenues depend on the number of items listed by users, the volume of user transactions and our success in locating acceptable merchandise for our dealer-to-dealer service. If the volume of traffic on our website or the number of items being listed for sale increases, it may be necessary for us to expand and upgrade our technology, transaction processing systems and network.

We may be unable to accurately project the rate or timing of increases, if any, expand and upgrade our systems and infrastructure to accommodate any increases. We plan to use systems developed by outside concerns to build, develop and operate our service and for transaction processing, including billing and collections processing. We will have to continually have these specialist companies improve these systems in order to accommodate the level of use of our website.

In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to quickly add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to handle increased traffic or transaction volume could have adverse consequences. These consequences could include system disruptions, slower response times, lower levels of customer service and delays in reporting accurate financial information.

Inability to Protect or Enforce Our Intellectual Property Rights Could Do Serious Damage.

If our business plan proves to be feasible we intend to protect our proprietary rights in products and services. While we may enter into confidentiality and non-competition agreements with our employees and contractors, these arrangements may or may not prevent someone from developing a similar Internet business. We will register our trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our online services are made available. In fact, one large question to be answered in our feasibility study is whether or not we have any specific intellectual property to protect other than www.thesportscollections.com., our domain name. You should carefully consider that this offering is to determine the feasibility of Harlequin's proposed sports antique and collectibles business. Until we have some answers, any risk considered could be much greater.

Fraudulent Activities on Our Website May Cause Harm to the Company.

Our future success will depend largely upon sellers reliably delivering and accurately representing their listed goods and buyers paying the agreed purchase price. We anticipate that we will receive notice from users who did not receive the goods that they purchased or if they were received the condition of the goods was not as represented. While we can suspend the accounts of users who fail to fulfill their obligations to other users, we do not have the ability to guarantee that any products will be delivered as represented. Our leverage with sellers is the refusal of thesportscollections.com to do further business with the offending party.

In our listing agreement, we will require that all sold goods by a dealer will have a money-back guarantee as to being "as advertised". Getting an enforceable guarantee from an individual may be more difficult. Negative publicity generated due to fraudulent or deceptive representations could damage our reputation and affect the value of our domain name. We may receive demands from users for reimbursement or threats of legal action. This could be costly to deal with, divert management attention and eliminate profits, if any.

Our liability under these conditions is just one of the items we must examine in our feasibility study. If we find that we cannot protect ourselves through guarantees by sellers and proper disclaimers as to liability, we definitely will be unable to proceed and begin to get into business.

If Our Study Indicates That the Proposed Business is Not Feasible, You May Lose Your Entire Investment.

The feasibility study may indicate that our current business plan is not feasible. If this happens one of several things could happen:

     - All funds would be spent by the study and we could be declared insolvent and be forced into bankruptcy.
     -    We could simply cease operations and become dormant.
     - We could seek additional funding from our officers, directors and shareholders.
     - We could look for someone to buy the corporation, settle the debts, if any, and take over from present management.
     - We could look for another concern that wants access to public markets, combine with them and seek to salvage the shareholders' investment.

Inge Kerster, our only officer and director will be by far the largest shareholder and could effectively elect to take any one of the above options, or do nothing at all. There is a definite risk that whatever she chooses to do, you may not agree. Please consider this carefully before you decide to invest.

If Ms. Kerster should decide to acquire a new asset or enter into a new business combination, this would likely include the issuance of a significant amount of Harlequin's common stock. If this happens, it is likely that a majority of the voting power would be transferred to new investors. New investors may replace our present management. New management may decide to go in an entirely new direction and present stockholders or anyone investing in this offering would have no say in that direction. In such case, an investor could lose the entire investment on a business decision it did not get to evaluate at the time of investing.

Our Inability to Rapidly Hire, Train and Manage New Employees May Limit Our Sales Volume and Profits, If Any.

If management decides that the projected business is feasible we must be able to hire, train and manage new employees at a rapid rate. If we are unsuccessful in hiring, training and integrating new employees, our business could be affected. Assembling a good staff is always subject to errors in the hiring process. We will be competing with other concerns on and off the Internet that are looking for good people. We may be unable to hire, train, retain and manage required personnel.

Our Business is Dependent on the Development and Maintenance of our Web Infrastructure.

Our success, should we decide to go ahead with the business plan, will depend largely on the development and maintenance of the Web infrastructure. This includes creation and maintenance of a reliable network backbone with the necessary speed, data capacity and security. We will also require timely development of complementary products such as high speed modems for providing reliable Web access and services. The cost of keeping up with new technical developments may in itself eliminate any chance for profit and cause a failure of the business.

Financial risks

Harlequin Investments, Inc. Has No Operating History and Financial Results Are Uncertain.

Harlequin Investments, Inc. is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. We face all the risks of a new business. As a result of our limited operating history, it is difficult to accurately forecast our potential revenue should our feasibility study indicate we proceed with our business plan. There is no meaningful historical financial data upon which to base planned operating expenses. Revenue and income potential is unproven and the business model has not yet proven to be feasible. There is no assurance that Harlequin will provide a return on investment in the future or even be in business. An investor in our common stock must consider the challenges, risks and uncertainties encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include our ability to:

-    execute on Harlequin Investments, Inc.'s business model;
-    create brand recognition;
-    manage growth in Harlequin Investments, Inc.'s operations;
-    create a customer base cost-effectively;
-    retain customers;
-    access additional capital when required;
-    attract and retain key personnel.

Harlequin Investments, Inc. cannot be certain that our business model will prove to be successful if we do have indications that it may be feasible.

We Will Definitely Need Additional Financing Which May Not Be Available and That Will Likely Dilute Present Ownership Interests.

The ultimate success of Harlequin and our proposed website, www.thesportscollections.com will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available our operations would be severely limited, and we would be unable to implement our business plan, if it is indicated that it could be feasible. Our website is not constructed or developed and is not operating.

Risks related to the securities market

Our Common Stock Has No Prior Market and Prices May Decline After the
Offering.

There is no public market for the common stock of Harlequin Investments, Inc. and no assurance can be given that a market will develop or that any shareholder will be able to liquidate our investment without a long delay, if at all. The trading market price of Harlequin Investments, Inc.'s common stock may decline below the offering price or disappear altogether. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have an impact on the market price of our securities.

Owing to the low price of the securities, many brokerage firms may not be willing to deal in the securities. Even if a purchaser finds a broker/dealer willing to deal in the common stock of Harlequin Investments, Inc. the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, most lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the stock.

Investors May Face Restrictions On the Resale of Harlequin Investments, Inc. Stock Due to Federal Penny Stock Regulations.

The securities of Harlequin, when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors.
For purposes of the rule, the phrase "accredited investors" means, in general terms:
     a)   institutions with assets exceeding $5,000,000; and
     b) individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of Harlequin Investments, Inc. securities to buy or sell in any market that may develop.

The Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g- 2, 15g-3, 15g-4, 15g-5, 15g-6
and 15g-7 under the Securities and Exchange Act of 1934.

Because Harlequin Investments, Inc. securities will constitute "penny stock" within the meaning of the rules, the rules would apply to our securities. The rules may further affect the ability of owners of Harlequin Investments, Inc.'s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker/dealers and the market among dealers may not be active.

Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker/dealers could be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and the wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Summary of Penny Stock Risks.

  1)   Harlequin Investments, Inc. stock is a penny stock.
  2)   Some states will not allow you to sell to their citizens.
  3)   Some broker/dealers will not handle transactions in penny stocks.
  4)   SEC rules make selling your stock a cumbersome procedure.
  5) Penny stock markets can be very volatile with large swings up or down.

Investors May Face Restrictions on the Resale of Harlequin Investments, Inc. Stock Due To State Blue Sky Laws.

Because our common stock has not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be state blue sky law restrictions on the ability of investors to sell and on purchasers to buy these securities. Each state has our own securities laws often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. These laws also govern the reporting requirements for broker/dealers and their registered representatives doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker, if any, must be registered in that state, or the security must otherwise be exempt from registration.

We do not know whether our stock will be registered under the laws of any state or states. A determination regarding registration will be made by the broker/dealers, if any, that agree to serve as the market makers for the stock of Harlequin Investments, Inc.

Accordingly, investors should consider the potential secondary market for Harlequin Investments, Inc.'s securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Limited State Registration

We will initially only register or otherwise qualify our shares in the State of New York and in various provinces of Canada. This means that American investors who reside in states other than New York shall not be able to participate in this offering. This geographical restriction may make it harder for our sole officer and director to sell our shares.




Use of Proceeds

The net proceeds to Harlequin Investments, Inc. from the sale of the 2,500,000 shares of common stock offered hereby at an assumed initial public offering price of $.01 per share are estimated to be $25,000. We shall use the net proceeds for organizational purposes and to conduct a search for and retain qualified consultants to assess the feasibility of the business plan. In the event we raise less than $25,000 it may be impossible for us to ever engage in business. We do not have any loan commitment or funding agreement with any person in the event we do not raise the entire $25,000.

We anticipate that the feasibility study will cost approximately $10,000 initially and $20,000 when completed. None of these proceeds will be paid to officers, directors, promoters or their affiliates.


Determination of Offering Price

The price of the shares in this offering was arbitrarily set. The offering price is not an indication of and is not based upon the actual value of Harlequin Investments, Inc. It bears no relationship to the book value, assets, earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Plan of Distribution

General

Harlequin Investments, Inc. will sell a maximum of 2,500,000 shares of our common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. The gross proceeds will be $25,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Harlequin or any of our principals to any person or firm in connection with solicitation of sales of the shares.

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,500,000 shares of our common stock at a price of $0.01 per share to be sold by our sole executive officer and director. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially effected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased in this offering.

The offering shall be conducted by our president and sole director, Inge
L. E. Kerster.
Although Ms. Kerster is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Ms. Kerster is deemed not to be a broker for the following reasons:

      * She is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

      * She will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * She is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.

      * She will restrict her participation to the following activities:

            A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser;

            B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

            C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open for a period until *****, 2001 or 60 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our sole officer and director, and our stockholders and their affiliates may purchase shares in this offering.


Legal Proceedings

Harlequin Investments, Inc. is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the sole officer and director knows of no legal proceedings against Harlequin Investments, Inc. or our property contemplated by any governmental authority.


Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of the sole director, executive officer, promoter and control person of Harlequin Investments, Inc.:

         Name                  Age      Position

Inge L. E. Kerster             54       President, Secretary, Treasurer,
                                        Director,
                                        Promoter and Control Person

In January, 2000, Ms. Kerster was elected as the sole officer and director of Harlequin Investments, Inc. by the current shareholders, of whom she is majority stockholder. She will serve until the first annual meeting of shareholders and her successor(s) are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Ms. Kerster is the sole "Parent" and "Promoter" of our company, as those terms are defined in the Securities Act and in relevant state law.

Biographical Information

Inge L. E. Kerster. Ms. Kerster became President and majority shareholder in Harlequin Investments, Inc. on January 20, 2000. Ms. Kerster, is a business and financial consultant and is President of Sandringham Investments Limited specializing in the preparation and filing of documentation for Canadian and other foreign citizens and corporations that desire to become publicly trading in the United States. Ms. Kerster is currently serving as an officer and director for several private companies and companies seeking publicly trading status in the United States.

Ms. Kerster is the sole officer, and director of Xiang, Inc., Belfleur, Inc., Nemo Enterprises, Inc., First Corporation, and Lionheart
Investments, Inc. all of which have, or plan to, register their securities under The Securities Act or The Securities and Exchange Act.

Previous Experience in Blank Check Offerings

Inge L. E. Kerster is the sole officer and director of Digicomm Services, Inc. (formerly Nemo Enterprises, Inc.) and Lionheart Investments, Inc. Both of these companies have made filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. Both of these companies are blank check companies that do not have either substantial assets or a business plan and are currently seeking business opportunities. These companies have never conducted a public offering.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2000, the issued and outstanding common stock of Harlequin Investments, Inc. owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Harlequin Investments, Inc. to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                              Shares          Percentage of
Name                                          Owned           Shares Owned

Inge L.E. Kerster                             150,000         73.17
President, Secretary, Treasurer, and Director
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2 Canada

All Executive Officers and Directors as a Group
(1 Individual).........................       150,000         73.17


Description of Securities

The following description of our securities is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by the Harlequin Investments, Inc. Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Colorado law.

The authorized capital stock of Harlequin Investments, Inc. consists of 110,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.001 per share.

The holders of shares of common stock of Harlequin Investments, Inc. do not have cumulative voting rights in connection with the election of the Board of Directors. This means that the holders of more than 50% of the shares voting can elect all of the directors if they so choose and the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Harlequin Investments, Inc., holders are entitled to receive, ratably, the net assets of Harlequin Investments, Inc. available after payment of all creditors.

All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Harlequin's common stock are issued, the relative interests of existing shareholders may be diluted.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Articles of Incorporation of Harlequin Investments, Inc., filed as
Exhibit 3.1 to our registration statement on Form SB-2, provide that we will indemnify our officers and directors to the full extent permitted by Colorado state law. The Bylaws of Harlequin Investments, Inc., filed as
Exhibit 3.2 to our registration statement, provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Harlequin Investments, Inc. or is or was serving as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Important Notice

This prospectus contains forward-looking statements that involve risks and uncertainties. The words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions identify these forward-looking statements. Harlequin Investments, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as the result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.


Description of Business

General

Harlequin Investments, Inc. was incorporated under the laws of the State of Colorado on January 19, 2000, and we are in our early developmental and promotional stages. To date, our only activities have been organizational, raising our initial capital, developing the business plan and establishing the need for a feasibility study. We have not commenced commercial operations. We have no full time employees and own no real estate. If we do not raise sufficient funds through this offering and through subsequent offerings, we may never be able to commence operations.

Business Plan

Harlequin Investments, Inc. through our website, www.thesportscollections.com plans to operate a variety of Internet-related services including:

     an online B2B (Business-to-Business), B2C (Business-to-Consumer) and C2C (Consumer-to-Consumer ) trading service, known as thesportscollections.com;
      a service that establishes a clearing house or brokerage service to connect sports memorabilia and collectibles retailers and wholesalers; and a listing service for individuals seeking to buy or sell items via our online Internet service. The Company is committed to pursuing all commercial opportunities in the online person-to-person, business-to-consumer and business-to-business trading service areas dealing with sports antiques, collectibles and memorabilia.

Our business plan initially is to determine the feasibility of selling and brokering these items and related products to specific markets. Should Harlequin Investments, Inc. determine that the plan is feasible, it intends to market sports collectibles and memorabilia and other associated products to dealers, individuals, museums and other similar types of customers. Besides buying and selling on our own account, we plan on operating a central directory and clearing house to bring our customers and suppliers together, wherever they are located.

As an example, a collector's estate is being liquidated and the executors desire to expose the deceased's collection(s) to as many potential buyers as possible. For a small fee our website will list and display all of the products for sale including color photos and a complete description. Anyone looking for a single piece or several objects will be able to view our website and purchase those items there. Purchasers would also pay a fee. Payment will be done by credit or debit card or by e-check.

Harlequin Investments, Inc. intends, if our feasibility study so indicates, to develop and market an Internet application that enables sports collectors to locate and purchase goods directly from dealers and other specialty concerns or individuals whose items we are able expose to a world-wide market. For the collectors and dealers involved, the site will provide a sales outlet for their goods at a reasonable and acceptable price. We believe that this service will generate a better profit margin, compared to sales conducted through traditional distribution and wholesale organizations.

Harlequin Investments, Inc. hopes that our projected feasibility study will confirm our ability to establish an economic model that will be superior to traditional marketing models. We provide a transaction service that eliminates much of the traditional cost of sales for the seller, while providing better prices for the consumer. The Harlequin projected website will offer sports collectibles world-wide by generating descriptive web pages featuring top quality photos of the pieces for sale. The site will initially focus on the sale and marketing of items offered for sale by dealers and individuals. We will continuously add new products to our cataloging system as consumer confidence in Internet commerce and security grows.

The objective is to create an Internet portal site that functions as a search engine, a software application that enables the user to locate information from a database or other archive. We will differ from typical search engines in that all of the material displayed is merchandise that
can be purchased immediately from the offering party.   A portal site is
an Internet site that functions as a starting point for world-wide web sessions.

What we believe are the Benefits of Our Business Plan

We believe that an Internet-based, centralized trading place may offer the following benefits:

  - Facilitates buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and ultimately buying and selling;
  - Allows buyers and sellers to trade directly, bypassing traditional intermediaries and lowering costs for both parties;
  - Offers buyers global access with a significantly broader selection of goods to purchase and provides sellers the opportunity to sell their goods efficiently to a broader base of buyers;
  - Offers significant convenience, allows trading at all hours and provides continuous updated information; and
  - Fosters a sense of community through direct buyer and seller communication, thereby enabling interaction between individuals with mutual interests.

In addition, the community orientation, ease of direct buyer to seller communication and efficient access to information on the trading history of the buyer and seller can help reduce or eliminate the risks of online trading. We believe there is a good market opportunity existing for an Internet-based, centralized trading facility that applies the unique features of the Internet to make personal, world-wide trading easier.

As consumer confidence in Internet technology increases, we expect to become the de facto research tool for locating the lowest-priced source of
everyday and specialized goods.   If the feasibility study is positive we
hope be able to put the team and the technology in place to successfully create, deploy, and market an Internet service to provide direct purchasing to consumers while eliminating many of the marketing costs of sellers. There can be no assurance we will ever be able to achieve this goal.

Regulation of the Internet.

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Harlequin Investments, Inc. to derive financial benefit from such activities.

Part of the mandate given to the people or organization that will conduct our feasibility study, if and when they are hired, will be to attempt to cut through most of the speculation and arrive at a reasonable forecast as to what future legislation may be.

E-commerce and the Internet today.

We have assembled some of the available data regarding Internet commerce that will be a portion of the information that is to be digested in order to complete our study as to feasibility.

Web Commerce:       1996      $2.6 billion
                    2000      $220 billion

Web Users:          1996      28 million
                    2000      175 million
  (Source: Ziff Davis)

   Nearly one trillion will be spent on Information Technology (IT) in 2000, representing about 60 percent of all capital spending compared to just 10% of all capital spending in 1980.
  (Source: NUA)

Nearly half of US Internet users have purchased a product or service online.
 (Source: A. C. Nielsen-May 11, 2000)

Consumers who have used the Internet since 1995 spend an average of $ 388 per transaction while those who have been online for a year only spend an average of $ 187 per transaction. The equivalent figure for those who have been using the Internet since 1997 is $ 298.
 (Source: National Association of Business Economics)

An estimated 120 million Internet users, or 40 percent of the total number online, have already made an online purchase, according to a study from the Angus Reid Group. Over 50 % of all online transactions were made in the USA. US users made an average of 7 purchases in the three months before the survey, spending an average of $828. The worldwide average spent by an individual in the same period was less than $500.

75% of online shoppers in the US and Canada pay for e-commerce purchases by credit card. Direct bank drafts, bank transfers and cash on delivery are the other most favored payments methods. 93% of Internet shoppers around the world said they were "somewhat satisfied" or "extremely satisfied" with their online shopping experience.
 (Source: Angus Reid Group)

Internet advertising revenue more than doubled in 1999, coming to a year-end total of $ 4.62 billion.
 (Source: Internet Advertising Bureau [IAB])

AS OF MARCH, 2000 THERE WERE A WORLD-WIDE TOTAL OF 304,360,000 INTERNET CONNECTIONS. THE BREAKDOWN IS AS FOLLOWS:

                    Africa               2,589,000
                    Asia/Pacific        68,900,000
                    Europe              83,350,000
                    Middle East          1,900,000
                    USA & Canada       136,860,000
                    South Africa        10,740,000
 (Source: Various; Methodology - Compiled by: Nua Internet Surveys)


Anticipated Milestones and Timetables

Implementation of Business Plan: Milestones

Our business plan is to determine the feasibility of buying, selling and brokering antiques and collectibles via the Internet. Should we determine that our business plan is feasible, we intend to seek additional financing. We will attempt to achieve implementation of our business plan by meeting the following milestones:


   Market Survey.
  In order to determine the feasibility of our business plan, we must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 200 to 500 potential clients, focusing on our core target markets, such as antique dealers. The survey would likely contain questions that would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to be $10,000 to $20,000 which would be paid for out of the proceeds of this offering.

   Hire Sales people.
 Should we determine that our business plan is feasible, we will then have to engage salespeople to market our product. We expect that we may hire up to four salespeople during our first year of operation, two salespeople initially. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $ 5,000.

  Establish an Office.
 We would then have to establish an office for the sales force and administration. This would include equipment such as office furniture, computers and telephones. It is anticipated that it may take four to six weeks to locate acceptable office space and select and purchase equipment. The expense of office rental is estimated to be $ 36,000 per year. Office furniture and equipment is estimated to require a capital outlay of $15,000.

  Development of Advertising Campaign.
The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources we will attempt to develop our advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $ 150,000.

   Implementation of Advertising Campaign/Sales Calls.
 Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow-ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $175,000 per year.

 Achieve Revenues.
 It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. We will not begin receiving orders until our sales force is able to convince potential clients to begin offering antiques and collectables to their customers, or to convert from an existing advertising source. We hope that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming we have received all necessary approvals to begin raising funds by February 1, 2001 and assuming an offering period of approximately one month, in a best case scenario we may receive our first revenues as early as September 30, 2001. However, a more realistic estimate of first revenues would be January 1, 2002 or later.

 As discussed more fully in the Management's Discussion and Analysis-- Liquidity and Capital Resources section, the expenses of implementing our business plan will exceed the funds raised by this offering, and we will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

Employees.

Harlequin Investments, Inc. is a development stage company and we currently have no employees. We are currently managed by Inge Kerster, our sole officer and director. We look to Ms. Kerster for her entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants to conduct the planned feasibility study and does not plan to engage any full-time employees until the results of that study are properly evaluated. We do not currently have any agreements in place with consultants, nor do we have any established criteria with respect consultant experience, services to be provided or the terms of service. We may hire employees in the future based on the projected size of the market and the compensation necessary to retain qualified employees. A portion of any employee compensation could include the right to acquire stock in Harlequin Investments, Inc., which would dilute the ownership interest of holders of existing shares of our common stock.

Available Information and Reports to Securities Holders.

Harlequin Investments, Inc. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the attached exhibits and schedules. For further information with respect to Harlequin Investments, Inc. and our common stock, see the registration statement and the exhibits and schedules. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Harlequin Investments, Inc. filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission.


Management's Discussion and Analysis or Plan of Operation

The following discussion assumes that the results of the proposed feasibility study are positive and we go on to put the full business plan into affect. If this should be the case it is certain that Harlequin Investments, Inc. will need to seek a large capital injection. We have not had any discussions with anyone about this needed capital nor do we intend to do so until the study is completed. Accordingly: we can give you no assurance that you will not lose your entire investment in our company.

Harlequin Investments, Inc. will attempt to establish several online services on the proposed website, www.thesportscollections.com. If we are successful, these services will include:

     - Inventory listings of participating sports antique and collectable dealers for browsing and for sale to the general public and other dealers;
     -    A listing service displaying items for sale from individuals sellers;
     - A free "items wanted" service that informs sellers as to a specific item or items that are required either by a dealer, architect, designer or individual; and
     - An alerting system designed to flag listings that seem to fill the "items wanted" listings.

We hope that the www.thesportscollections.com site will serve as a centralized trading place for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of other intermediaries. We plan to collect a transaction fee from both sides.

Site Implementation.

The Harlequin website is fairly simple in nature. Preliminary inquiries with website builders and developers have indicated that the biggest obstacle will be the capacity required. Dealers will list some or all of
their inventory, complete with a color picture option.    Estimated time
to construct and test website: six to nine months.  Estimated cost:
$500,000 to $1,000,000.

Numerous factors affect the time of commerce site implementation including the following:

     Number of features implemented. Adding features to a site takes development and testing time;
     Degree of customized versus packaged software used. Highly customized sites take longer to develop than those relying heavily on functions provided off the shelf;
     Complete back-end integration, often crucial for a high-quality customer satisfaction;
     Technical expertise of staff.   A shortage of technical skills
     plagues site implementation. It is common for members of site development teams to work with a package for the first time, learning as they go along.
     Clarity of vision. Numerous decisions about partners, business processes, a site's feature set, and look and feel all affect the time necessary to develop a site. When decisions change during the course of development building time lengthens.

Website development is more than implementing a system. It is about building a business. Two aspects of site development have a major impact on overall development time: business process design and partner selection. Business process design entails numerous decisions about the day-to-day operation of an online business and includes everything from the sequence of steps in an online transaction to the maintenance of a site. Sites must make decisions about dozens of operational questions, including the following:
      Product information. Where to obtain it? What are the processes for updating, approving, and releasing it to the site?
      Non-product site content. Who creates it? approves it? how and when is it released?
      Merchandising. Staffing and process decisions on everything from product selection to product presentation and site promotions.
      Shipping charges. Is shipping free? Is it charged at a flat rate, or is it a percentage of order value?
      Items wanted. How should a site conduct customer communications relating to them?
      Returns. Who pays for return shipping? Is a return materials authorization (RMA) required, or are return shipping labels included in outbound shipments?
      Customer e-mail. Does the site accept customer inquiries via e-mail? Who is expected to handle them? What response time is targeted?
      Live customer service.  Is it available by phone or live chat?
    During what hours?

Partner selection is a vital element of launching a commerce site. It can take months for a Web venture to identify and come to agreements with the variety of partners involved in the operation of a site. Each partner may present its own business process questions, as well as training and integration issues. Most commerce sites end up contracting with several of the following types of partners:

  * Credit and Debit card processors
  * Fulfillment partner
  * Call center
  * Shipping carriers
  * Web site host

There are literally hundreds of vital questions to be asked and answered about implementing a full business plan. Some of these will be identified and answered by our projected feasibility study. Others will be asked by the website builder/developer and hopefully answered by us. There is no assurance we will ever become profitable.

Website Launch Estimated Expenditures.

  - It now costs an average of $536,000 to develop a website and an annual average of $591,000 to maintain it.
  - E-commerce sites cost $836,000 to build and $1,000,000 to maintain every year.
  - Maintenance costs do not include salaries or overhead costs. (Source: Association of National Advertisers)

Harlequin Investments, Inc. was incorporated in January, 2000 and in the near future, subject to the results of a planned feasibility study and subsequent financing, will enter the preparatory stage of building an Internet site for the marketing of antiques and collectibles and other related products. We plan to begin with the hiring of consultants to determine the feasibility of the project. If the results of that study are positive we will continue with the next steps: financing and developing proprietary data base programming and web server configuration.
The estimated total cost of this program is $250,000.   We may be unable
to raise money from other sources and the proceeds of this offering are insufficient to fund anything more than our proposed feasibility study.

The estimated cost of the web site to launch date is estimated at $850,000. Our website is not up and operational nor will it be until these preliminary steps have taken place.

In the first year of operations, which we anticipate to be starting sometime in the first half of the year 2001 Harlequin Investments, Inc. will require an additional $2,000,000 to fully develop the website and establish and sustain an extensive marketing program. It is expected that approximately $2,000,000 in advertising costs will be incurred in the first year to assist in the launching of the site. Funding requirements could increase significantly in year two, depending on the success of the marketing program in year one. Should anticipated results be generated, the company proposes to raise up to $20,000,000 in year two through a public offering of securities, of which $10,000,000 would be allocated to marketing costs. There can be no assurance that we will be able to raise any additional funds and we have not entered into any contracts or letters of understanding relating to any future financing.

There are no revenues as of the date of this prospectus. Harlequin Investments Inc. has not constructed or activated our website.

Harlequin Investments, Inc. is conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a completely private company.
We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be offset by being able to get better terms for future financing efforts, however there is no assurance of this.

Description of Property

Harlequin Investments, Inc. is provided some office space and telephone answering facilities within the office of our officer and director. We pay no rent and own no real estate.




Certain Relationships and Related Transactions

No director, executive officer or nominee for election as a director of Harlequin Investments, Inc. and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Ms. Kerster is president and majority shareholder of Sandringham Investments, Limited, a British Columbia corporation providing consulting services to Canadian companies desiring to become trading entities in the United States.


Market for Common Equity and Related Stockholder Matters

No established public market exists for the securities of Harlequin Investments, Inc. We have no common equity subject to outstanding purchase options or warrants and we have no securities convertible to common equity. There is no common equity that can be sold pursuant to Rule 144 of the Securities Act or that Harlequin Investments, Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering there is no common equity that is being or has been publicly proposed to be, publicly offered.

As of December 31, 2000, there are 210,000 shares issued and outstanding. All of these shares were issued under Section 4(2) and Regulation S of the Securities Act and are subject to the re-sale restrictions of Rule 144.

To date we have not paid any dividends on our common stock and do not expect to pay any dividends in the foreseeable future.


Executive Compensation

No officer or director has received any remuneration from Harlequin Investments, Inc. Although there is no current plan in existence it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services rendered related to the implementation of the business plan. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but the Board of Directors may recommend the adoption of one or more of such programs in the future. No one receives any compensation from Harlequin Investments, Inc. and we do not have a compensation policy or committee.






                           FINANCIAL STATEMENTS

                          AS OF DECEMBER 31, 2000

                          PREPARED BY MANAGEMENT
                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                               BALANCE SHEET
                          AS AT DECEMBER 31, 2000
                          (PREPARED BY MANAGEMENT)

                                  ASSETS

CURRENT ASSETS:
  CASH                                                      1,062

TOTAL CURRENT ASSETS                                        1,062


TOTAL ASSETS                                                1,062

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  DUE TO RELATED PARTY                                      1,500
TOTAL CURRENT LIABILITIES                                   1,500

STOCKHOLDERS' EQUITY:
  COMMON STOCK, $0.001 PAR
  VALUE; 100,000,000 SHARES
  AUTHORIZEDAND 210 ,000 SHARES
  ISSUED AND OUTSTANDING                                      210

  PREFERRED STOCK, $0.001 PAR
  VALUE - 10,000,000 AUTHORIZED
  NONE ISSUED AND OUTSTANDING                                   0

ADDITIONAL PAID-IN CAPITAL                                  1,140

(DEFICIT) ACCUMULATED DURING
THE DEVELOPMENT STAGE                                      (1,788)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       (  438)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                     $   1,062

                          SEE ACCOMPANYING NOTES
                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF OPERATIONS
                FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                         THROUGH DECEMBER 31, 2000
                         (PREPARED BY MAMAGEMENT)

REVENUES:                                                  $     0


OPERATING EXPENSES:

  DOCUMENT PREPARATION AND FILING FEES                       1,750
  OFFICE EXPENSES                                               38

TOTAL OPERATING EXPENSES                                     1,788


NET (LOSS) FOR THE PERIOD                                   (1,788)


NET  (LOSS) PER  SHARE                                       (0.01)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                                  210,000















                          SEE ACCOMPANYING NOTES
                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF CASH FLOWS
                FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                         THROUGH DECEMBER 31, 2000
                         (PREPARED BY MANAGEMENT)



CASH FLOWS PROVIDED BY (USED FOR)


CASH FLOWS FROM (BY) OPERATING ACTIVITIES:
  NET INCOME (LOSS) FOR THE PERIOD                          $      (1,788)


CASH FLOWS FROM INVESTING ACTIVITIES:                                   0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  LOAN FROM RELATED PARTY                                           1,500
  ISSUANCE OF COMMON STOCKS                                         1,350

INCREASE (DECREASE) IN CASH FOR THE PERIOD                          1.062

CASH, BEGINNING OF PERIOD                                               0


CASH,  END OF PERIOD                                                1,062












                          SEE ACCOMPANYING NOTES
                  NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with US Securities and Exchange Commission ("SEC") requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the year ended December 31, 1999 financial statements of Harlequin Investments, Inc. ("Registrant") included in the Form SB-2 filed with the SEC by the Registrant.

The results of operations for the interim period shown in this report are not necessarily indicative of the results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

NOTE II - DUE TO RELATED PARTY

The officer and director of Harlequin Investments, Inc. advanced the Company a total of $1,500 to defray the costs of accounting and legal fees.



















                  HARLEQUIN INVESTMENTS, INC.

                (A DEVELOPMENT STAGE ENTERPRISE)






     AUDIT REPORT





















                    Janet Loss, C.P.A., P.C.
                  Certified Public Accountant
                   1780 S. Belaire, Suite 500
                     Denver, Colorado 80222


                  HARLEQUIN INVESTMENTS, INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                       INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                         PAGE

Report of Certified Public Accountant.....................      1


Balance Sheet, June 30, 2000 .........................          2


Statement of Operations, for the Period January 19, 2000 (Inception)
Through June 30, 2000 ...............................           3

Statement of Stockholders' Equity (Deficit), January 19, 2000 (Inception)
Through June 30, 2000.................................          4

Statement of Cash Flows for the Period From January 19, 2000 (Inception)
Through       June      30,      2000      .....................5

Notes to Financial Statements                                 6-7



















                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                       1780 South Belaire, Suite 500
                          Denver, Colorado 80210
                              (303) 782-0878

                       INDEPENDENT AUDITOR'S REPORT
Board of Directors
Harlequin Investments, Inc.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2 Canada

Ladies and Gentlemen:

I have audited the accompanying Balance Sheet of Harlequin Investments, Inc. (A Development Stage Enterprise) as of June 30, 2000 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period January 19, 2000 (Inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harlequin Investments, Inc. (a development stage enterprise) as of June 30, 2000, and the results of its operations and changes in its cash flows for the period from January 19, 2000 (Inception) through June 30, 2000, in conformity with generally accepted accounting principles.




Janet Loss, C.P.A., P.C.
December 22, 2000


                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                               BALANCE SHEET
                            AS AT JUNE 30, 2000

                                  ASSETS

CURRENT ASSETS:
  CASH                                                          788

TOTAL CURRENT ASSETS                                            788


TOTAL ASSETS                                                    788

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                              0

STOCKHOLDERS' EQUITY:
  COMMON STOCK, $0.001 PAR
  VALUE; 100,000,000 SHARES
  AUTHORIZEDAND 210,000 SHARES
  ISSUED AND OUTSTANDING                                        210

  PREFERRED STOCK, $0.001 PAR
  VALUE - 10,000,000 AUTHORIZED
  NONE ISSUED AND OUTSTANDING                                     0

ADDITIONAL PAID-IN CAPITAL                                    1,140

(DEFICIT) ACCUMULATED DURING
THE DEVELOPMENT STAGE                                          (562)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            788

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                            788


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.





                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF OPERATIONS
                FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                           THROUGH JUNE 30, 2000

REVENUES:                                                  $         0


OPERATING EXPENSES:

  DOCUMENT PREPARATION AND FILING FEES                             550
  OFFICE EXPENSES                                                   12

TOTAL OPERATING EXPENSES                                           562


NET (LOSS) FOR THE PERIOD                                         (562)


NET  (LOSS) PER  SHARE                                           (0.01)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                                      210,000












 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                           THROUGH JUNE 30, 2000


          COMMON                                       DEFICIT
          STOCK           PREFERRED                    ACCUMULATE
          NUMBER  COMMON            PREFERRED OTHER    DURING      TOTAL
            OF    STOCK    STOCK              PAID     THE         STOCKHOLDER'S
          SHARES  AMOUNT   NUMBER   STOCK     IN       DEVELOPMENT EQUITY
                             OF     AMOUNT    CAPITAL  STAGE
                           SHARES


COMMON
STOCK
ISSUED
JANUARY
19, 2000
FOR       150000   150     0         0         0        0           150
SERVICES


COMMON
STOCK
ISSUED
MAY 31,
2000 FOR   60000   60      0         0         1140      0            1,200
CASH


(LOSS)
FOR THE
PERIOD      0       0      0         0           0        (562)        (562)

     ____________________________________________________________________________________

BALANCES
JUNE 30,
2000       210000   210    0          0          0         (562)        788






 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF CASH FLOWS
                FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                           THROUGH JUNE 30, 2000




CASH FLOWS PROVIDED BY (USED FOR)


CASH FLOWS FROM (BY) OPERATING ACTIVITIES:
   NET  INCOME  (LOSS) FOR THE  PERIOD                          (562)


CASH FLOWS FROM INVESTING ACTIVITIES:                              0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  ISSUANCE OF COMMON STOCKS                                    1,350


INCREASE (DECREASE)IN CASH FOR THE PERIOD                        788

CASH, BEGINNING OF PERIOD                                          0


CASH, END OF PERIOD                                        $     788







 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                        HARLEQUIN INVESTMENTS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 2000

NOTE I - ORGANIZATION AND HISTORY

The Company is a Colorado Corporation and the Company has been in the development stage since its formation on January 19, 2000. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At June 30, 2000, there were no cash equivalents.

YEAR END

The Company has elected to have a fiscal year ended June 30.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.

 NOTE III - RELATED PARTY TRANSACTIONS

None.

Changes and Disagreements with Accountants on Accounting and Financial
Disclosure

None


PART II - Information Not Required in Prospectus


Indemnification of Officers and Directors

The Articles of Incorporation of Harlequin Investments, Inc. filed as
Exhibit 3.1 provide that it must indemnify its directors and officers to the fullest extent permitted under Colorado law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Harlequin Investments, Inc. or a fiduciary of an employee benefit plan, or is or was serving at the request of Harlequin Investments, Inc. as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Harlequin Investments, Inc.'s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Harlequin Investments, Inc.. Pursuant to Colorado law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
     (b)  unlawful distributions; or
     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of Harlequin Investments, Inc., filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers, absent a finding of negligence or misconduct in office.

Harlequin Investments, Inc.'s Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Harlequin Investments, Inc. has the power to indemnify such person against liability for any of those acts.


Other Expenses of Issuance and Distribution

The amounts set forth are estimates except for the SEC registration fee:


Amount to

be Paid


       SEC registration fee                       $           7.00
       Printing and engraving expenses
       Attorneys' fees and expenses                       8,000.00
       Accountants' fees and expenses                     1,500.00
       Transfer agent's and registrar's fees and expenses   500.00
       Miscellaneous                                        100.00

       Total                                            $10,107.00

 The Registrant will bear all expenses shown above.

 Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Harlequin Investments, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On January 20, 2000 Harlequin Investments, Inc. issued 150,000 shares of its common stock to its sole officer, promoter and director, Inge L. E. Kerster. These shares were issued pursuant to Section 4 (2) of the Securities Act and were for the expense, time and effort to incorporate, organize and prepare our initial business plan.

On April 1, 2000 Harlequin issued 5,000 shares of its common stock to each of twelve individuals at a price of $0.02 per share. These shares were issued in reliance on Section 4 (2) and Regulation S of the Securities
Act.   These shares were sold to a small number of sophisticated and/or accredited investors who were given access to the type of information that is contained in this registration statement. No advertising or public solicitation was used. These investors are all citizens of Canada who took their common stock pursuant to the restrictions of Rule 144 and, accordingly, the exemption of Regulation S is also claimed for these
sales.   The names of  these shareholders and their respective
shareholdings are:


          Inge L. E. Kerster          150,000
          Anne Dysart                   5,000
          Ronald I. Orr                 5,000
          Ronald Chan                   5,000
          Paul McKenzie                 5,000
          Edward D. Duncan              5,000
          Paul M. Naaykens              5,000
          Michael Travis                5,000
          Nancy Travis                  5,000
          Edward G. Byrd                5,000
          Sarah C. N. Byrd              5,000
          Darryl Culp                   5,000
          Rebecca M. E. Kerster         5,000

       All shareholders are residents of Canada and received their shares in reliance upon Regulation S as well as Section 4(2) of the Securities
Act of 1933.   All are sophisticated or accredited investors and were
given full access to the books and records of Harlequin Investments, Inc. In addition, all investors are close friends or business associates of Inge L. E. Kerster.


Exhibits

The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number           Description

    * 3.1           Articles of Incorporation
    * 3.2           Bylaws
      4.2           Stock Subscription Agreement
    * 5.1           Opinion re: legality
     23.1           Consent of Independent Auditors
    *23.2           Consent of Counsel (see Exhibit 5.1)
     27.1           Financial Data Schedule
*Previously Filed



Undertakings

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (a) Include any Prospectus required by section 10(a)(3) of the Securities Act;
     (b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
     (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the
     securities   offered, and the offering of the securities of the
     securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Ganges, Salt Spring Island, British Columbia, Canada, on January 9, 2001.

Harlequin Investments, Inc.

/S/ Inge L. E. Kerster
     Inge L. E. Kerster, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        ____   Title                         Date

/S/ Inge L. E. Kerster        President, Secretary,         January 9,2001
     Inge L. E. Kerster       Treasurer and Director











                                EXHIBIT 23.1






                      CONSENT OF INDEPENDENT AUDITOR

                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                            1780 South Bellaire
                                 Suite 500
                             Denver, CO 80222


The Board of Directors
Harlequin Investments Inc.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated June 30, 2000 and the Audit Report dated October 20, 2000 in the
Registration statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/   Janet Loss, C.P.A., P.C.
     Janet Loss, C.P.A., P.C.

December 24, 2000